PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 27,	July 29,	July 27,	July 29,
	2008	2007	2008	2007
Net sales	$105,697	$104,301	$319,242	$319,908
Costs and expenses:
Cost of sales	(91,813)	(80,595)	(264,487)	(240,344)
Selling, general and administrative	(13,741)	(16,039)	(43,620)	(46,922)
Research and development	(4,298)	(4,241)	(13,148)	(13,285)
Impairment of goodwill and long-lived assets	(205,408)	-	(205,408)	-
Gain on sale of facility	-	-	-	2,254
Operating income (loss)	(209,563)	3,426	(207,421)	21,611
Other income (expense), net	(2,575)	867	(6,340)	1,012
Income (loss) before income taxes and minority interest	(212,138)	4,293	(213,761)	22,623
Income tax benefit (provision)	7,020	(1,126)	4,216	3,962
Income (loss) before minority interest	(205,118)	3,167	(209,545)	26,585
Minority interest	(474)	(929)	(1,456)	(2,424)
Net income (loss)	$(205,592)	$2,238	$(211,001)	$24,161

Earnings (loss) per share:
Basic	$(4.93)	$0.05	$(5.07)	$0.58
Diluted	$(4.93)	$0.05	$(5.07)	$0.53

Weighted average number of common shares outstanding:
Basic	41,662	41,558	41,642	41,515
Diluted	41,662	41,864	41,642	51,355